Exhibit 99.1

One Horizon Group Announces Expansion into Billion Dollar Esports Market with Planned Acquisition of Midnight Gaming; Announces Name Change to Touchpoint Group Reflecting Expanded Focus on Digital Marketing

MIAMI, Sept. 26, 2019 (GLOBE NEWSWIRE) -- One Horizon Group, Inc. (OTCQB: OHGI;TGHID) (Company or One Horizon) announced today that it has signed a binding agreement to acquire Midnight Gaming, a premier brand in the Esports entertainment space, subject to closing conditions. The Company also announced a name change to Touchpoint Group Holdings, Inc., effective immediately, which reflects the Company’s expanded focus within digital marketing and entertainment.

Effective immediately, the Company also executed a 1-for-25 reverse stock split of its common stock, as previously approved by shareholders. Any fractional shares of common stock were rounded up to the next full share. As a result of the reverse stock split, the Company will trade under the new symbol TGHID for the next 20 days. The "D" will be removed in 20 business days, and the symbol will then revert to TGHI.

As a leader in the Esports market, Midnight Gaming hosts local Esports tournaments across the US, and is constructing a state-of-the-art Esports venue. The Company has also developed a proprietary mobile application for use by Pro Gamers, streamers, content creators, and social media professionals.

Mark White, Chief Executive Officer of Touchpoint, stated, “We believe that the Company’s name change more closely aligns with our strategic plan of becoming a leading media and digital technology holding company. Over the past 12 months we have expanded our business operations by acquiring digital media assets, which were synergistic and accretive additions. We are pleased to follow these transactions with the acquisition of Midnight Gaming, a premier Esports brand, which further enhances our offering.”

“This acquisition represents our first foray into the Esports market, which aligns perfectly with our overall strategy. According to the Newzoo 2019 Global Esports Market Report, the Esports market is projected to reach $1.1 billion in 2019 and $1.8 billion by 2022. Overall, we see this rapidly emerging market as a massive growth opportunity.”

“Besides having a very strong social media footprint, Midnight Gaming is constructing a state-of-the-art Esports venue in Chicago. This multi-purpose events space will be used for hosting Esports tournaments, production studios, live stream facilities, team training facilities, a merchandise store, and will have gaming centers that will be open to the public.”

“We will be leveraging our Touchpoint platform, a next generation fan engagement platform designed to bring fans closer to celebrities, by providing access to proprietary content, by live streaming team events, as well as tapping into Midnight Gaming’s valuable social media base,content creators, endemic and non-endemic social media stars that reach millions of subscribers and followers worldwide cross sell our product offerings, all of which should provide new revenue opportunities.”

“We also continue to make steady progress towards acquiring a majority interest in Redspots Creative Hong Kong. Redspots’ virtual idol platform has been adopted by leading global companies and featured on television networks as well as at major international conferences. Once closed, we believe this transaction will be transformational to our Company since we will be able to leverage their virtual technology across all of our media platforms. Our business model is to create a one-stop-shop digital media platform that enhances the user experience while contributing to the bottom and top line.”

About Touchpoint Group Holdings.

Touchpoint Group Holdings Inc. is a media and digital technology acquisition and software company, which owns Love Media House, a full-service music production, artist representation and digital media business. The Company also holds a majority interest in 123Wish, a subscription-based, experience marketplace, as well as majority interest in Browning Productions & Entertainment, Inc., a full-service digital media and television production company. For more information, see http://touchpointgh.com/.

Safe Harbor Statement

This news release may contain “forward-looking” statements. These forward-looking statements are only predictions and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ from those in the forward looking-statements. Potential risks include such factors as the inability to enter into agreements with parties with whom we are in discussions, the uncertainty of consumer demand for the Company’s products, as well as additional risks and uncertainties that are identified and described in the Company’s SEC reports. Actual results may differ materially from the forward-looking statements in this press release. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company does not undertake, and it specifically disclaims, any obligation to update any forward-looking statements to reflect occurrences, developments, events or circumstances after the date of such statement.

Contact

Crescendo Communications, LLC

212-671-1021

tghi@crescendo-ir.com